As filed with the Securities and Exchange Commission on February 29, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERCICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0042539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(650) 624-4900

(Address of principal executive offices, including zip code)

2004 Stock Plan

2004 Employee Stock Purchase Plan

(Full titles of the plans)

John A. Scarlett, M.D.

Chief Executive Officer

Tercica, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(650) 624-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,375,000 shares	$6.49	$8,923,750.00	$350.70

(1)	Includes associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (“Preferred Share Purchase Rights”). Preferred Share Purchase Rights are attached to shares of the Registrant’s Common Stock in accordance with the rights agreement, dated as of October 13, 2006, as amended from time to time, by and between the Registrant and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on February 22, 2008, in accordance with Rule 457(c) of the Securities Act.

The chart below details the calculation of the registration fee:

Title of Securities to be Registered (1)	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock, par value $0.001 per share, reserved for future issuance under the 2004 Stock Plan	1,250,000	$6.49	$8,112,500.00
Common Stock, par value $0.001 per share, reserved for future issuance under the 2004 Employee Stock Purchase Plan	125,000	$6.49	$811,250.00

Total	1,375,000		$8,923,750.00

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,250,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2004 Stock Plan and (ii) 125,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2004 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

The contents of (i) the Registration Statement on Form S-8 (File No. 333-142624), (ii) the Registration Statement on Form S-8 (File No. 333-132534), (iii) the Registration Statement on Form S-8 (File No. 333-126307) and (iv) the Registration Statement on Form S-8 (File No. 333-113718), as amended by Post-Effective Amendment No. 1 on Form S-8, filed with the SEC on June 30, 2005, are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws, as amended

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock

3.4(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

3.5(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

4.1(4)	Form of Specimen Stock Certificate

4.2	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5

4.3(5)	Warrant issued to Kingsbridge Capital Limited, dated October 14, 2005

4.4(4)	Warrant issued to Ipsen, S.A., dated October 13, 2006

4.5A(4)	First Senior Convertible Promissory Note issued to Ipsen, S.A., dated October 13, 2006

4.5B(6)	Second Senior Convertible Promissory Note issued to Ipsen, S.A., dated September 17, 2007

4.5C(6)	Third Senior Convertible Promissory Note issued to Ipsen, S.A., dated September 17, 2007

4.6A(4)	Rights Agreement, dated as of October 13, 2006, between the Registrant and Computershare Trust Company, N.A., as Rights Agent

4.6B(4)	Form of Right Certificate

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (contained on the signature pages hereto)

99.1(4)	2004 Stock Plan, as amended

99.2(7)	Form of Option Agreement under the 2004 Stock Plan

99.3(4)	2004 Employee Stock Purchase Plan, as amended

99.4(7)	Form of Subscription Agreement under the 2004 Employee Stock Purchase Plan

(1)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on May 13, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-50461) filed on May 25, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-50461) filed on October 18, 2006, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on November 3, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on November 4, 2005, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-50461) filed on September 18, 2007, and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-108729) and amendments thereto, declared effective on March 16, 2004, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 28th day of February, 2008.

TERCICA, INC.

By:	/s/ John A. Scarlett, M.D.
John A. Scarlett, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Scarlett, M.D., Ajay Bansal and Stephen N. Rosenfield, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Scarlett, M.D. John A. Scarlett, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2008

/s/ Ajay Bansal Ajay Bansal	Chief Financial Officer and Senior Vice President of Finance, Corporate Development and Corporate Communications (Principal Financial Officer)	February 28, 2008

/s/ Susan Wong Susan Wong	Vice President, Finance & Chief Accounting Officer (Principal Accounting Officer)	February 28, 2008

/s/ Alexander Barkas, Ph.D. Alexander Barkas, Ph.D.	Chairman	February 28, 2008

/s/ Ross G. Clark, Ph.D. Ross G. Clark, Ph.D.	Director	February 28, 2008

/s/ Karin Eastham Karin Eastham	Director	February 28, 2008

Faheem Hasnain	Director

/s/ Christophe Jean Christophe Jean	Director	February 28, 2008

/s/ Mark Leschly Mark Leschly	Director	February 28, 2008

/s/ David L. Mahoney David L. Mahoney	Director	February 28, 2008

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws, as amended

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock

3.4(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

3.5(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

4.1(4)	Form of Specimen Stock Certificate

4.2	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5

4.3(5)	Warrant issued to Kingsbridge Capital Limited, dated October 14, 2005

4.4(4)	Warrant issued to Ipsen, S.A., dated October 13, 2006

4.5A(4)	First Senior Convertible Promissory Note issued to Ipsen, S.A., dated October 13, 2006

4.5B(6)	Second Senior Convertible Promissory Note issued to Ipsen, S.A., dated September 17, 2007

4.5C(6)	Third Senior Convertible Promissory Note issued to Ipsen, S.A., dated September 17, 2007

4.6A(4)	Rights Agreement, dated as of October 13, 2006, between the Registrant and Computershare Trust Company, N.A., as Rights Agent

4.6B(4)	Form of Right Certificate

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (contained on the signature pages hereto)

99.1(4)	2004 Stock Plan, as amended

99.2(7)	Form of Option Agreement under the 2004 Stock Plan

99.3(4)	2004 Employee Stock Purchase Plan, as amended

99.4(7)	Form of Subscription Agreement under the 2004 Employee Stock Purchase Plan

(1)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on May 13, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-50461) filed on May 25, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-50461) filed on October 18, 2006, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on November 3, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on November 4, 2005, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-50461) filed on September 18, 2007, and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-108729) and amendments thereto, declared effective on March 16, 2004, and incorporated herein by reference.

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